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                                                                 Exhibit A


                                PROMISSORY NOTE


$60,000,000                   Dallas, Texas                   June 20, 1996

     FOR VALUE RECEIVED, the undersigned, FirstPlus Financial, Inc., formerly known as Remodelers National Funding Corp. (herein called "Borrower"), hereby promises to pay to the order of Bank One, Texas, National Association (herein called "Bank One"), the principal sum of Sixty Million Dollars ($60,000,000) or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Bank One to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Bank One, 1717 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

    This Note (a) is issued and delivered under that certain Credit Agreement dated as of March 17, 1995, among Borrower, Remodelers Acceptance Corp. and Bank One, as amended by that certain First Amendment to Credit Agreement dated as of May 12, 1995, that certain Second Amendment to Credit Agreement dated as of June 6, 1995, that certain Third Amendment to Credit Agreement dated as of June 22, 1995, that certain Fourth Amendment to Credit Agreement dated as of March 26, 1996, and that certain Fifth Amendment to Credit Agreement dated of even date herewith (herein, as so amended and from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events; and (c) is secured by and entitled to the benefits of certain Security Instruments (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Instruments for a description of the nature and extent of the security thereby provided and the rights of the parties thereto. This Note is given in renewal, increase and restatement of (but not. in extinguishment or novation of) that certain promissory note dated March 26, 1996, made by Borrower payable to the order of Bank One in the stated principal amount of $40,000,000.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "PAYMENT DATE" means (i) the fifteenth day of each calendar month, beginning July 15, 1996, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that


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     payments of interest or principal hereon shall be deferred from one Payment
     Date to another day, such other day shall also be a Payment Date.

          "LATE PAYMENT RATE" means, at the time in question, four percent (4.0%) per annum plus the Applicable Rate then in effect. The Late Payment Rate shall in no event, however, exceed the Maximum Rate.

          "MAXIMUM RATE" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be a per annum rate of interest equal to twenty-five percent (25.0%) plus the Applicable Rate from time to time in effect.

          "RESERVE-ADJUSTED BALANCES": for any calendar month, an amount obtained by multiplying (a) the average net daily collected noninterest bearing balances of Borrower on deposit with Bank One during such calendar month over and above any balances required to compensate Bank One for services provided by Bank One for said calendar month (unless Borrower has agreed to pay for such services directly) and assessments payable with respect to such balances by Bank One to the Federal Deposit Insurance Corporation (or any successor thereto) for such Corporation's insuring of deposits in dollars made at Bank One for such calendar month by (b) a percentage equal to 100% MINUS the average daily Reserve Percentage in effect for said calendar month. For purposes of the foregoing, with respect to the balances maintained by Borrower with Bank One, "RESERVE PERCENTAGE" shall mean, on any date of determination, the full reserve requirement percentage as imposed for such day by Regulation D that Bank One determines will be applicable to such balances (including, without limitation, any marginal, emergency, supplemental, special or other reserves if Bank One, in its sole discretion, determines that it is required to maintain at such time).

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on March 31, 1997.

     The unpaid principal balance of this Note (exclusive of any past due principal or interest) from time to time outstanding during any calendar month shall bear interest on each day during such calendar month at the Applicable Rate (as defined in the Credit Agreement) in effect for such calendar month; provided, however, that interest on the part of the unpaid principal balance of this Note equal to the Average Equivalent Amount shall bear interest on each day outstanding at the rate of one and one-fourth percent (1.25%) per annum. On each Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on this Note to but not including such Payment Date. All past due principal of and past due interest on this Note shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable immediately as it accrues.


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Notwithstanding the foregoing provisions of this paragraph, if at any time the rate at which interest is payable on this Note (considering together all portions of the Loan and the interest payable thereon) exceeds the Maximum Rate, this Note shall bear interest at the Maximum Rate only but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Maximum Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     No waiver by Bank One of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank One; no delay or omission in the exercise or enforcement by Bank One of any rights or remedies shall ever by construed as a waiver of any right or remedy of Bank One; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank One.

     Borrower reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty, in accordance with the terms of the Credit Agreement.

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     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE
CONSTRUED, INTERPRETED AND ENFORCED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                       FIRSTPLUS FINANCIAL, INC., formerly
                                       known as REMODELERS NATIONAL
                                       FUNDING CORP.


                                       By: /s/ RONALD M. MANKOFF
                                          ----------------------------------
                                          Name:  Ronald M. Mankoff
                                          Title: Chairman


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